Exhibit 10.8

PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

This PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT (this “Agreement”) is made as of the [•] day of [•] 2022, by and among Integrated Energy Transition Acquisition Corp., a Delaware corporation (the “Company”), Cantor Fitzgerald & Co. (“Cantor”) and Odeon Capital Group, LLC (the “Subscribers”).

WHEREAS, the Company desires to sell to the Subscribers on a private placement basis (the “Offering”) an aggregate of 750,000 warrants (each, a “Placement Warrant” and, collectively, the “Placement Warrants”) of the Company, for a purchase price of $1.00 per Placement Warrant. The shares of Class A Common Stock (as defined below) underlying the Warrants are hereinafter referred to as the “Warrant Shares”. The Placement Warrants and Warrant Shares, collectively, are hereinafter referred to as the “Securities.” Each whole Placement Warrant is exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50, as provided in the registration statement in connection with the initial public offering (the “IPO”) of the Company’s units (the “Units”), as amended at the time it becomes effective (the “Registration Statement”), and expiring on the fifth anniversary of the consummation of the Company’s initial business combination (the “Business Combination”) (provided that so long as the Placement Warrants are held by the Subscribers or their designees, the Subscribers or their designees will not be permitted to exercise such Placement Warrants after the five year anniversary of the effective date of the Registration Statement); and

WHEREAS, the Subscribers wish to purchase an aggregate of 750,000 Placement Warrants, and the Company wishes to accept such subscription from the Subscribers.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscribers hereby agree as follows:

1. Agreement to Subscribe

1.1. Purchase and Issuance of the Placement Warrants. Upon the terms and subject to the conditions of this Agreement, the Subscribers hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Subscribers, on the Closing Date (as defined below) the Placement Warrants, in accordance with the percentage allocation set forth on Exhibit A hereto (the “Allocation”), in consideration of the payment of the Purchase Price (as defined below). On the Closing Date, the Company shall, at its option, deliver to the Subscribers the certificates representing the Placement Warrants purchased or effect such delivery in book-entry form.

1.2. Purchase Price. As payment in full for the Placement Warrants being purchased under this Agreement, the Subscribers shall pay $1.00 per warrant, for an aggregate purchase price of $750,000 (the “Purchase Price”), in accordance with the Allocation, by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”), on or prior to the Closing Date.

1.3. Closings.

1.3.1. The closing of the purchase and sale of 750,000 Placement Warrants (the “Closing”) shall take place simultaneously with the closing of the IPO (the “Closing Date”).

1.3.2. Reserved.

1.3.3. The Closing shall take place at the offices of Winston & Strawn LLP, 800 Capitol Street, Suite 2400
Houston, TX 77007-1090, or such other place as may be agreed upon by the parties hereto.

1.4 Conditions to Closing. The obligation of the Subscribers to purchase and pay for the Placement Warrants, as provided herein shall be subject to the satisfaction of the conditions set forth in Section 4 of the Underwriting Agreement, dated as of the date hereof, by and between the Company and Cantor, as representative of the underwriters named therein (the “Underwriting Agreement”).

1.5 Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if a Closing does not occur prior to June 30, 2022.

2. Representations and Warranties of Subscribers

Each Subscriber represents and warrants to the Company, severally and not jointly, that:

2.1. No Government Recommendation or Approval. Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

2.2. Accredited Investor. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3. Intent. Subscriber is purchasing the Securities solely for investment purposes, for Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view to the distribution thereof.

2.4. Restrictions on Transfer. Subscriber acknowledges and understands the Placement Warrants are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 7 hereof. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Subscriber agrees it will not resell the Securities (unless otherwise permitted pursuant to the terms hereof). Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Securities until the one year anniversary following consummation of the initial Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5. Sophisticated Investor.

(i) Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii) Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (a) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (b) Subscriber has waived its redemption rights with respect to the Securities as set forth in Section 5 hereof, and the Securities held by the Subscriber are not entitled to, and have no right, interest or claim to any monies held in the Trust Account, and accordingly Subscriber may suffer a loss of a portion or all of its investment in the Securities. Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6. Organization and Authority. Subscriber is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.7. Authority. This Agreement has been validly authorized, executed and delivered by Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.8. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Subscriber’s organizational documents, (ii) any agreement or instrument to which Subscriber is a party or (iii) any law, statute, rule or regulation to which Subscriber is subject, or any agreement, order, judgment or decree to which Subscriber is subject.

2.9. No Legal Advice from Company. Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.10. Reliance on Representations and Warranties. Subscriber understands the Placement Warrants are being offered and sold to the Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.11. No General Solicitation. Subscriber is not subscribing for the Placement Warrants as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

2.12. Legend. Subscriber acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3. Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, Subscriber that:

3.1. Valid Issuance. The Company is authorized to issue 400,000,000 shares of Class A common stock (“Class A Common Stock”), 40,000,000 shares of Class B common stock (“Class B Common Stock”) and 1,000,000 shares of undesignated preferred stock (“Preferred Stock”), of par value $0.0001 each. As of the date hereof, the Company has issued and outstanding no shares of Class A Common Stock and 4,132,500 shares of Class B Common Stock (of which up to 562,500 shares are subject to forfeiture as described in the Registration Statement) and no shares of Preferred Stock. All of the issued shares of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and that certain warrant agreement to be entered into between the Company and Continental, as warrant agent (the “Warrant Agreement”), as the case may be, each of the Placement Warrants and Warrant Shares (after issuance) will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Placement Warrants, a sufficient number of Warrant Shares shall have been reserved for issuance upon the exercise of all of the the Placement Warrants. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, the Subscribers will have or receive good title to the Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and (ii) transfer restrictions under federal and state securities laws.

3.3. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s amended and restated certificate of incorporation, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Placement Warrants or Warrant Shares in accordance with the terms hereof.

3.6. Additional Representations and Warranties. The representations and warranties of the Company set forth in the Underwriting Agreement are hereby incorporated herein.

4. Legends

4.1. Legend. The Company will issue the Placement Warrants, and when issued, the Warrant Shares, purchased by the Subscriber in the name of the Subscribers. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

“IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THE LATER OF THIRTY (30) DAYS AFTER THE DATE UPON WHICH INTEGRATED ENERGY TRANSITION ACQUISITION CORP. (THE “COMPANY”) COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN SECTION 3 OF THE WARRANT AGREEMENT REFERRED TO HEREIN) OR 12 MONTHS FROM THE CLOSING OF THE COMPANY’S INITIAL PUBLIC OFFERING OF UNITS, EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 2 OF THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.”

“SECURITIES EVIDENCED BY THIS CERTIFICATE AND SHARES OF CLASS A COMMON STOCK OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.”

4.2. Subscribers’ Compliance. Nothing in this Section 4 shall affect in any way the Subscribers’ obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith.

4.4 Registration Rights. The Subscribers will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into between, among others, the Subscribers and the Company, on or prior to the effective date of the Registration Statement. Pursuant to the Registration Rights Agreement, the Subscribers may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years from the commencement of sales in the IPO and may not exercise its demand rights on more than one occasion.

5. Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, the Subscribers hereby waive any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) upon the Company’s redemption of shares of Class A Common Stock included in the Units sold in the Company’s IPO upon the Company’s failure to timely complete the Business Combination or (iv) in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate if incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete the Business Combination or (B) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity. In the event that the Subscribers purchase shares of Class A Common Stock as part of the Units in the IPO or in the aftermarket, any additional share of Class A Common Stock so purchased shall be eligible to receive the redemption value of such shares of Class A Common Stock upon the same terms offered to all other purchasers of shares of Class A common Stock included as part of the Units in the IPO. Nothing herein shall preclude the Subscribers from making any claim or seeking recourse against the Company’s funds held outside of the Trust Account or seeking to enforce the terms of the Underwriting Agreement.

6. Terms of Placement Warrants. Each Placement Warrant shall have the terms set forth in the Warrant Agreement.

7. Lock-Up Period.

7.1. The Subscribers agree that they shall not Transfer any Securities until 30 days following the consummation of the Business Combination; provided, however, that Transfers of Securities are permitted (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any affiliate of Subscribers or to any member(s) of Subscribers or any of their affiliates; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Business Combination at prices no greater than the price at which the Placement Shares or Placement Warrants were originally purchased; (f) by virtue of the laws of the state of incorporation or formation of Subscribers or Subscribers’ organization documents upon dissolution of Subscribers; (g) in the event of the Company’s liquidation prior to the completion of the Business Combination; or (h) in the event of the Company’s liquidation, merger, share exchange, or other similar transaction which results in all of the Company’s shareholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property subsequent to the Business Combination; provided, however, that in the case of clauses (a) through (f), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the Transfer restrictions herein.

7.2. For purposes of Section 7.1, the term “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any of the Securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

7.3 In addition to the restrictions on transfer described in Section 7.1, Subscribers acknowledge and agree that the Placement Warrants and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the commencement of sales in the IPO, subject to FINRA Rule 5110(e)(2). Additionally, the Placement Warrants and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period except to any underwriter or selected dealer participating in the IPO and the officers or partners, registered persons or affiliates of any Subscriber and any such participating underwriter or selected dealer. Additionally, the Placement Warrants and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the commencement of sales in the IPO.

8. Terms of the Placement Warrants

The Placement Warrants are substantially identical to the warrants included as part of the Units to be offered in the IPO except that: (i) the Placement Warrants are subject to the transfer restrictions described in Section 7 hereof, (ii) the Placement Warrants will be non-redeemable and may be exercisable on a “cashless” basis, as further described in the Warrant Agreement, in each case so long as they continue to be held by the Company’s sponsor or its permitted transferees, and (iii) the Placement Warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (i) and they are registered pursuant to the Registration Rights Agreement or an exemption from registration is available, and the restrictions described above in clause (i) has expired.

9. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

10. Assignment; Entire Agreement; Amendment

10.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Subscribers to a person agreeing to be bound by the terms hereof, including the transfer restrictions contained in Section 7 hereof.

10.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

10.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

10.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

11. Notices

11.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the shareholder.

12. Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13. Survival; Severability

13.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing Date.

13.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14. Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

INTEGRATED ENERGY TRANSITION ACQUISITION CORP.

By:
Name:
Title:

SUBSCRIBERS:

CANTOR FITZGERALD & CO.

By:
Name:
Title:

ODEON CAPITAL GROUP, LLC

By:
Name:
Title:

[Signature Page – Private Placement Warrants Purchase Agreement]

Exhibit A

Subscriber	Percentage Allocation
Cantor Fitzgerald & Co.	70%
Odeon Capital Group, LLC	30%